UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

FEDERAL HOME LOAN BANK OF SEATTLE

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fourth Avenue, Suite 2600
Seattle, WA  98154
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 31, 2014, the Federal Home Loan Bank of Seattle (the “FHLB Seattle”) and the Federal Home Loan Bank of Des Moines (the “FHLB Des Moines”) issued a joint press release announcing that they have entered into an exclusivity arrangement and begun due diligence review and negotiations regarding a potential merger of the two banks. A merger would require approval from the Federal Housing Finance Agency, as well as from member-owners of the FHLB Seattle and the FHLB Des Moines. There can be no assurance an agreement relating to a potential merger or any other transaction between the Banks will be entered into or completed.

In addition, on July 31, 2014, the FHLB Seattle distributed an announcement to its members regarding the potential merger.

A copy of the press release and the member announcement are filed herewith as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 31, 2014.
99.2	Member Announcement, dated July 31, 2014.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: July 31, 2014	By: /s/ Michael L. Wilson
Michael L. Wilson President and Chief Executive Officer

Exhibit Index

Exhibit No.                Description

99.1	Press Release, dated July 31, 2014.
99.2	Member Announcement, dated July 31, 2014.